EXHIBIT 99.1
                                                                    ------------

               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Strategic Solutions Group, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ernest Wagner, President of the Company and serving a function equivalent to that of Chief Executive Officer of the Company, certify that to the best of my knowledge and belief:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                 /s/ Ernest Wagner
                                                 ----------------------
                                                 Ernest Wagner
                                                 President
                                                 Strategic Solutions Group, Inc.

                                                 November 14, 2002